Exhibit 99.1
CSX Announces Preliminary Fourth Quarter Results
JACKSONVILLE, Fla., (Jan. 12, 2009) — CSX Corporation [NYSE: CSX] today announced preliminary fourth quarter earnings per share of 63 cents. These results include a noncash impairment charge of approximately 27 cents per share related to the write-down of its investment in The Greenbrier resort in White Sulphur Springs, West Virginia. Excluding this charge and insurance gains of 1 cent in the prior year quarter, comparable earnings per share would be approximately 90 cents, which represents a 6% increase over the prior year quarter.
Overall revenues are expected to be approximately $2.7 billion for the quarter, up 4% from the prior year period. This was driven by higher yields and fuel recovery, which are expected to offset the impact of significantly lower volumes. Operating income, on a comparable basis, is estimated to increase 16 percent to $692 million, resulting in an operating ratio of approximately 74.1 percent.
“Our team’s commitment helped CSX weather the difficult economic environment, which continues to impact our business,” said Michael Ward, chairman, president and CEO.
The results in this press release are preliminary, and are subject to final closing of the financial statements and completion of the annual audit of the company’s financial statements. CSX plans to issue its full fourth-quarter and fiscal 2008 financial and operating results after the market close on Tuesday, January 20, 2009. Given the current economic challenges, particularly the uncertainty facing U.S. manufacturing, the company is no longer affirming or providing long-term guidance.
Further information regarding the fourth quarter and full-year results will be available on the company’s quarterly earnings conference call with the investment community scheduled for Wednesday, January 21, 2009.
Those interested in participating via teleconference may dial 1-888-327-6279 and ask for the CSX earnings call. (Callers outside the U.S. may dial 1-773-756-0199.) Participants should dial in no later than 10 minutes prior to the call. Presentation materials and access to the live webcast will be available at www.csx.com in the Investors section.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.
Forward-looking statements
This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items;
statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.
Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.
Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.